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                                  EXHIBIT 99.2



                                                                    News Release
     Contact

     Martha A. Buckley                       JoAnn P. Huston
     Director, Corporate Communications      Manager, Investor Relations
     610-722-3511                            610-722-3513
     mbuckley@unisourcelink.com              jhuston@unisourcelink.com


                           UNISOURCE WORLDWIDE, INC.
                      APPROVES REGULAR QUARTERLY DIVIDEND
                 ANNOUNCES INTENTION TO REDUCE FUTURE DIVIDENDS

     BERWYN, PENNSYLVANIA  JULY 29, 1998   The board of directors of Unisource
Worldwide, Inc. (NYSE:UWW) today approved a dividend on its Common Stock of 20 cents per share payable September 10, 1998, to common shareholders of record at the close of business on August 24, 1998.


     In conjunction with an extensive restructuring plan announced today by Unisource, the board also announced its intention to reduce future quarterly dividends to $.05 per share, beginning with the dividend payable in December 1998. "Our board determined that the funds currently being allocated to dividends would serve shareholders better if reinvested in the future growth of our company," said Ray B. Mundt, chairman and chief executive officer.

     Unisource Worldwide, Inc. (http://www.unisourcelink.com), headquartered in Berwyn, Pennsylvania, is one of the largest distributors of paper products and supply systems in North America. Fiscal 1997 revenues exceeded $7 billion.

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